                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                             _____________________


                                  FORM 8-K/A


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported)           March 31, 2000
                                                               --------------



                          LORACA INTERNATIONAL, INC.
  ---------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Nevada                      005-58227              87-0555751
  ----------------------------   --------------------     -------------------
  (State or other jurisdiction   (Commission File No.)     (I.R.S. Employer
      of incorporation                                    Identification No.)



                         1601 Fifth Avenue, Suite 2320
                           Seattle, Washington 98101
  ---------------------------------------------------------------------------
             (Address of principal executive offices and zip code)



    Registrant's telephone number, including area code:     (206) 332-0400
                                                            --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 11, 2000, Loraca International, Inc. ("Loraca" or the "Company"), through its wholly-owned subsidiary, entered into an agreement to acquire all of the outstanding shares of The Lexus Companies, Inc. a Texas Corporation, ("Lexus/Texas") and its wholly-owned subsidiary, Calumet Securities Corporation, an Indiana Corporation ("Calumet" or collectively "Lexus") pursuant to the terms of an Agreement and Plan of Merger (the "Agreement"), as previously discussed in the Company's Current Report on Form 8-K filed February 28, 2000. On March 15, the parties to the Agreement executed an Amendment to the Agreement and Plan of Merger allowing the closing of the transaction to occur as late as April 15, 2000. On March 31, 2000, the transaction described in the Agreement closed, at which time Loraca (through its subsidiary) paid to Lexus an aggregate of (i) 377,778 shares of Loraca common stock, par value $0.001 per share, (the "Loraca Common Stock"), and (ii) secured floating rate convertible subordinated notes in the principal amount of $2.3 million (the "Notes").

     The value of the consideration paid by Loraca for the Lexus/Texas stock was based on an arm's length negotiation between the parties after considering the perceived value of the Lexus business and its assets, the liabilities of Lexus/Texas that are to be assumed by the subsidiary of Loraca, and the market value of the shares of Loraca Common Stock that were delivered at Closing or that will be issuable upon conversion of the Notes.

     Loraca intends to continue operating the Calumet business in its growing internet mortgage operation as a platform to fund and service the loans that Loraca and its subsidiaries originate.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         None

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None

ITEM 5.  OTHER EVENTS

         None

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     Pursuant to Item 7 of Form 8-K, filed on April 14, 2000 Loraca indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

     By the terms of the Agreement, Loraca through its wholly-owned subsidiary has acquired all the outstanding shares of stock of Lexus/Texas, and its wholly-owned mortgage banking subsidiary Calumet, from the shareholders thereof in an exchange for an aggregate of 377,778 shares of Loraca common stock at a fair market value of $3.75 per share at March 31, 2000 or $1,416,668 and $2.3 million secured floating rate convertible subordinated notes ("Notes" or collectively the "Acquisition").

     The net assets were acquired by Loraca Acquisition Corporation ("LAC") a wholly-owned subsidiary of Loraca organized under the laws of the State of Washington, which changed its legal name to The Lexus Companies, Inc., ("Lexus/Washington") after the simultaneous dissolution of Lexus/Texas. As a result, Lexus/Washington became a wholly-owned, direct subsidiary of Loraca and Calumet became a wholly-owned indirect subsidiary of Loraca. The Acquisition was approved by the unanimous consent of the Loraca and Lexus/Washington Boards of Directors on February 21, 2000, and is intended to qualify as a reorganization within the meaning of Section 368(a) (2) (D) of the Internal Revenue Code of 1986, as amended. Loraca had 7,012,942 shares of common stock issued and outstanding prior to the Acquisition and 7,390,720 shares issued and outstanding at closing of the Acquisition.

     For accounting purposes, the acquisition has been recorded under the purchase method of accounting, which allocates the purchase price ($3,716,668) and the related transaction expenses ($164,337) among the fair value of the assets and liabilities acquired. After fair value adjustment, the mortgage servicing rights have been increased by $2,316,634, with the fair value of the remaining net assets deemed to be equal to their respective historical value. The purchase price in excess of the resulting fair value and the related transaction expenses have been recorded as goodwill in the amount of $3,098,499 and is amortized over a ten (10) year period.

     The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of the acquisition on the Loraca financial position and results of operations.

     The unaudited pro forma condensed consolidated balance sheet of Loraca as of the date presented is based on the historical balance sheet of Loraca and assumes the acquisition took place on the stated reporting date. The unaudited pro forma condensed consolidated statements of operations are based on the historical statements of operations of Loraca and assume the acquisition took place on January 1, 1999. The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results which may have been obtained had the acquisition occurred earlier, nor are they necessarily indicative of future operating results.

                  LORACA INTERNATIONAL, INC. AND SUBSIDIARIES

   INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

P-1
Explanatory Head Note

P-2
Unaudited pro forma condensed consolidated balance sheet at March 31, 2000

P-3
Unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2000

P-4
Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999

P-5
Notes to the unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of The Lexus Companies, Inc. and Loraca International, Inc.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                           THE LEXUS COMPANIES, INC.
                                AND SUBSIDIARY

                       Consolidated Financial Statements

                               December 31, 1999

                  (With Independent Auditors' Report Thereon)

                           THE LEXUS COMPANIES, INC.
                                AND SUBSIDIARY

                               Table of Contents

                                                              Page
Independent Auditors' Report                                   1

Consolidated Balance Sheet                                     2

Consolidated Statement of Operations                           3

Consolidated Statement of Shareholders' Equity (Deficit)       4

Consolidated Statement of Cash Flows                           5

Notes to Consolidated Financial Statements                     6

                         Independent Auditors' Report


The Board of Directors
THE LEXUS COMPANIES, INC.:

We have audited the accompanying consolidated balance sheet of THE LEXUS COMPANIES, INC. and subsidiary ("the Company") as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THE LEXUS COMPANIES, INC. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ KPMG LLP

February 18, 2000

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheet

                               December 31, 1999

                                    Assets
Cash and short-term investments                                                        $    380,933
Accounts receivable                                                                         367,729
First mortgage loans held for sale, net
    at lower of cost or market                                                            1,428,801
Mortgage servicing rights, net                                                            3,135,258
Property and equipment, net                                                                 105,805
Other assets                                                                                 14,529
                                                                                       ------------
             Total assets                                                              $  5,433,055
                                                                                       ============

                           Liabilities and Shareholders' Equity (Deficit)

Liabilities:
    Warehouse line of credit                                                           $  1,322,305
    Notes payable to bank                                                                 5,260,659
    Subordinated obligation                                                                 200,000
    Accounts payable and other liabilities                                                  247,607
                                                                                       ------------
             Total liabilities                                                            7,030,571
                                                                                       ============

Shareholders' equity (deficit):
    Preferred stock, $100 par value, 6,737 shares authorized,
      issued and outstanding                                                                673,700
    Common stock, $0.25 par value, 10,000 shares authorized,
      4,000 shares issued and outstanding                                                     1,000
    Additional paid-in capital                                                              414,141
    Accumulated deficit                                                                  (2,686,357)
                                                                                       ------------
             Total shareholders' equity (deficit)                                        (1,597,516)
                                                                                       ------------
    Commitments and contingencies (notes 2 and 11)

             Total liabilities and shareholders' equity (deficit)                      $  5,433,055
                                                                                       ============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                     Consolidated Statement of Operations

                         Year ended December 31, 1999

Income:
    Servicing fees                                                                $ 1,797,173
    Loan processing fees                                                              671,461
    Gain on sales of first mortgage loans held for sale                               784,531
    Interest                                                                          721,791
    Insurance commissions                                                             489,690
    Appraisal and credit report fees                                                   36,213
    Other                                                                             131,854
                                                                                  -----------
             Total income                                                           4,632,713
                                                                                  -----------

Expenses:
    Salaries and benefits                                                           1,508,665
    Occupancy                                                                         201,855
    Interest                                                                          661,495
    Mortgage and insurance sales commissions                                          345,808
    Depreciation and amortization of intangible assets                                445,270
    Amortization of mortgage servicing rights                                       1,190,248
    Professional fees                                                                 183,078
    Office expenses                                                                   428,744
    Loan expenses                                                                     225,959
    Other                                                                             258,588
                                                                                   ----------
             Total expenses                                                         5,449,710
                                                                                   ----------

             Loss before income tax benefit                                          (816,997)

Income tax benefit                                                                     89,547
                                                                                  -----------
             Net loss                                                             $  (727,450)
                                                                                  ===========

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

           Consolidated Statement of Shareholders' Equity (Deficit)

                         Year ended December 31, 1999

                                                                             Additional
                                                  Preferred      Common        paid-in     Accumulated
                                                    stock        stock         capital       deficit         Total
                                                  ----------    --------     ----------    -----------    ------------
Balance at December 31, 1998                      $  673,700       1,000        414,141     (1,958,907)       (870,066)

Net loss                                                  --          --             --       (727,450)       (727,450)
                                                  -----------   ---------    ----------    -----------    ------------
Balance at December 31, 1999                      $  673,700       1,000        414,141     (2,686,357)     (1,597,516)
                                                  ===========   =========    ==========    ===========    ============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                     Consolidated Statement of Cash Flows

                         Year ended December 31, 1999

Cash flows from operating activities:
    Net loss                                                                              $     (727,450)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Depreciation and amortization of intangible assets                                       445,270
        Amortization of mortgage servicing rights                                              1,190,248
        Origination of first mortgage loans held for sale                                    (26,068,001)
        Proceeds from sales of first mortgage loans held for sale                             25,890,298
        Gain on sale of first mortgage loans held for sale                                      (784,531)
        Changes in assets and liabilities:
          Decrease in accounts receivable                                                        390,364
          Increase in other assets                                                                (1,397)
          Decrease in accounts payable and other liabilities                                    (132,598)
                                                                                          --------------

             Net cash provided by operating activities                                           202,203
                                                                                          --------------

Cash flows from investing activities:

    Capitalization of mortgage servicing rights                                                 (304,110)
    Capital expenditures                                                                         (88,284)
                                                                                          --------------

             Net cash used in investing activities                                              (392,394)
                                                                                          --------------

Cash flows from financing activities:

    Net increase in warehouse line of credit                                                     870,366
    Proceeds from notes payable to bank                                                          174,661
    Payments on notes payable to bank                                                           (828,444)
    Payments on subordinated obligation                                                         (400,000)
    Decrease in holdback reserve                                                                (170,463)
                                                                                          --------------

             Net cash used in financing activities                                              (353,880)
                                                                                          --------------

             Net decrease in cash and cash equivalents                                          (544,071)

Cash and cash equivalents at beginning of year                                                   925,004
                                                                                          --------------

Cash and cash equivalents at end of year                                                  $      380,933
                                                                                          ==============

Supplemental disclosures of cash flow information -
    cash paid during the year for interest                                                $      127,170
                                                                                          ==============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999


(1) Summary of Significant Accounting Policies

    (a) Business

        THE LEXUS COMPANIES, INC. ("LEXUS" or "Company") was incorporated on December 27, 1993, in the State of Texas to function as a holding company to acquire operating businesses for investment.

        On January 4, 1995, Lexus purchased 100% of the capital stock of Calumet Securities Corporation ("Calumet"), a full-service mortgage banker providing loan origination, loan servicing and insurance services. Calumet was incorporated on January 29, 1932, in the State of Indiana. Calumet engages in the business to loan money secured by real property primarily in the Midwestern United States; to act as agent for other persons or corporations in the loaning of money upon real property and to collect the interest and principal on such loans and to perform such other acts and duties incident to such loans as shall be requested of it; and to purchase, own, hold, lease, mortgage, pledge, sell and dispose of real estate on its own behalf or on behalf of others. In addition, Calumet operates an insurance agency which provides homeowners, life, automobile, mortgage protection and other types of personal and commercial insurance products.

    (b) Basis of Presentation

        The accounting and reporting practices of the Company conform to generally accepted accounting principles. The consolidated financial statements include the accounts and transactions of LEXUS and its wholly owned subsidiary, Calumet. All material intercompany transactions have been eliminated in consolidation.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    (c) First Mortgage Loans Held for Sale

        First mortgage loans held for sale are stated at the lower of cost or market value on an aggregate basis as determined by outstanding investor commitments or, in the absence of such commitments, current investor yield requirements calculated on an aggregate basis.

    (d) Mortgage Servicing Rights

        The fair value of mortgage servicing rights for capitalization and impairment measurement purposes is determined based on quoted market prices for comparable transactions, if available, or the present value of expected future cash flows.

        Mortgage servicing rights are amortized ratably in relation to the associated net servicing income, over the estimated lives of the serviced loans. The Company evaluates and measures impairment of its servicing rights using stratifications based on the risk characteristics of the underlying loans and management's anticipated prepayment estimates. Management has

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999

        determined those risk characteristics to include loan type, (i.e., governmental and conventional) term, and interest rate. Impairment when necessary is recognized through a valuation allowance and a charge to operations.

    (e) Covenant not to Compete and Subordinated Obligation

        The covenant not to compete represented the cost of an agreement with the previous Calumet shareholders and became fully amortized in 1999. This amount was amortized on a straight-line basis over the estimated effective life of the agreements. Amortization during the year ended December 31, 1999 was $376,500 and is included in depreciation and amortization of intangible assets in the consolidated statement of operations. The terms of the related subordinated obligation require LEXUS to make semiannual payments of approximately $200,000 with the final payment due January 4, 2000. Each payment is subordinated to the debt payments on notes payable to a bank.

    (f) Property and Equipment

        Property and equipment is stated at cost less accumulated depreciation and amortization. Amortization and depreciation of property and equipment are computed under the straight-line method over the estimated useful life of the respective assets or the remaining term of the related lease for leasehold improvements. Depreciation of computer equipment is computed on an accelerated basis over the estimated useful life of the equipment.

    (g) Income Taxes

        The provision for income taxes represents the net change in the deferred tax asset and/or liability balance at enacted statutory rates and income taxes currently payable. Deferred tax assets or liabilities are recognized for the estimated future tax effects attributable to carryforwards and temporary timing differences in the recognition of income and expense for tax and financial reporting purposes. Temporary differences arise from differences in the book versus tax basis of the Company's assets and liabilities which are expected to reverse at some future date.

    (h) Recognition of Revenues Related to Servicing Mortgage Loans

        Mortgage servicing fee income represents fees earned for servicing first mortgage loans owned by institutional investors. The fees are calculated on the outstanding principal balance of loans serviced. Fees are recorded as income when earned.

    (i) Sale of Mortgage Loans

        Gains and losses on the sale of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. Discounts from the origination of mortgage loans are deferred and recognized as adjustments to the gain and loss upon sale. Loan origination fees and certain direct costs associated with originating or acquiring loans are recognized when received or paid.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999

    (j) Recognition of Interest

        Interest is recorded as earned except where collection of interest is not reasonably assured.

    (k) Insurance Commissions

        Included in accounts receivable and payable are premiums receivable from insureds and related payables to underwriters. These receivables and payables are recorded when the policies are billed. Insurance commissions are recognized when earned.

    (l) Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include unrestricted cash on hand and in banks and investments with original maturities of three months or less.

(2) First Mortgage Loans Held for Sale

    Mortgage loans held for sale consist of fixed and adjustable-rate 5- to 30-year mortgage loans secured by 1-4 family residences. At December 31, 1999, the balances were comprised of the following:

        Government                                       $       503,324
        Conventional                                             952,918
                                                         ---------------

                                                               1,456,242

        Loan discounts, net                                      (27,441)
                                                         ---------------

        First mortgage loans held for sale, net          $     1,428,801
                                                         ===============


    In the normal course of business, the Company extends commitments to prospective borrowers to lock interest rates on loans in process ("locks"). At December 31, 1999, the Company had issued locks of approximately $2,294,000 on loans which had not yet closed. To hedge its risk on such locks, the Company obtains commitments to deliver loans, primarily on a best efforts basis, to investors in the secondary market.

(3) Mortgage Servicing Rights

    The following reflects mortgage servicing rights activity for the year ended December 31, 1999:

        Balance at December 31, 1998                     $       4,021,396

        Additions                                                  304,110
        Amortization of mortgage servicing rights               (1,190,248)
                                                         -----------------

        Balance at December 31, 1999                     $       3,135,258
                                                         =================

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999

    Capitalized mortgage servicing rights are valued on a quarterly basis, using a third party market value quote. This valuation is performed by stratifying the servicing rights based on loan type, duration and interest rate. The fair value of the capitalized mortgage servicing rights exceeds the recorded book value as of December 31, 1999. No impairment reserve is necessary at December 31, 1999.

(4) Servicing Portfolio

    The Company's mortgage portfolio serviced for institutional investors at December 31, 1999 is as follows (in thousands):

               GNMA                                  $     79,979
               FHLMC                                      130,076
               FNMA                                       136,210
               Others                                      37,060
                                                       ----------
                                                     $    383,325
                                                       ----------

    Funds held in trust for borrowers and investors of $3,110,000 at December 31, 1999, represent monies collected from borrowers primarily for the payment of real estate taxes and insurance premiums applicable to mortgage loans being serviced as well as principal and interest payments due to the investors. These funds are not included in the Company's consolidated financial statements.

    The Company services mortgage loans in ten states. As of December 31, 1999, the geographic distribution based on the unpaid principal balance of loans serviced (in thousands) was as follows:


                                                           Percent of
                                           Servicing        servicing
                                           portfolio        portfolio
                                           ---------        ---------

               Indiana                   $   244,520            63.8%
               Illinois                       62,634            16.3
               Missouri                       69,322            18.1
               Other                           6,849             1.8
                                           ---------        ---------
               Total                     $   383,325           100.0%
                                           =========        =========

(5) Warehouse Line of Credit

    Calumet has a warehouse line of credit with Bank United of Texas, FSB. The maximum amount of borrowings under this warehouse line is $5,000,000. At December 31, 1999, the outstanding balance was $1,322,305. The warehouse line is collateralized by first mortgage loans held for sale. Interest on the warehouse line is at the 30-day average LIBOR rate plus 2.25% or 6.41% at December 31, 1999.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999

(6) Notes Payable to Bank

    Notes payable consists of working capital and acquisition loans. Each note requires principal and interest payments over its contractual term. The notes bear interest at a rate of Prime, with a weighted average interest rate at December 31, 1999 of 8.5% reduced by credits received for reciprocal arrangements at the bank. Notes payable maturing over the next five years and thereafter consist of:

                     2000                            $    828,444
                     2001                                 828,444
                     2002                                 828,444
                     2003                                 828,444
                     2004                                 828,444
                     2005 and thereafter                1,118,439
                                                     ------------
                               Total                 $  5,260,659
                                                     ============

    The notes payable contain various covenant requirements related to financial results of Calumet. Calumet was in compliance with all debt covenants as of December 31, 1999.

(7) Income Taxes

    The Company recorded a tax benefit of $89,547 for the year ended December 31, 1999.

    The tax effects of temporary differences that give rise to significant portions of the deferred assets and deferred tax liabilities at December 31, 1999 are presented below:

     Gross deferred tax assets:
      Net operating loss carryforwards                               $ 236,679
      Noncompete agreement                                             733,334
      Charitable contributions carryforward                                856
                                                                     ---------
         Total gross deferred tax assets                               970,869

     Valuation allowance                                              (406,822)
                                                                     ---------

        Total gross deferred tax assets, net of valuation allowance    564,047
                                                                     ---------

     Gross deferred tax liabilities:
      Purchased mortgage servicing rights                              295,997
      Originated mortgage servicing rights                             265,976
      Other liabilities                                                  2,047
                                                                     ---------
        Total gross deferred tax liabilities                           564,047
                                                                     ---------
        Total net deferred tax liabilities                           $       -
                                                                     =========

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999


     Management has established a valuation allowance on deferred tax assets due to the uncertainty of realization of those assets. The federal net operating loss carryforwards will expire in the tax year ended December 31, 2018. The state net operating loss carryforwards will expire in the tax year ended December 31, 2013.

(8)  Preferred Stock

     The preferred stock is 10% cumulative, convertible at a rate of one share of cumulative convertible preferred stock for each .0808 shares of common stock upon demand by the holder for redemption at par value at any time after the anniversary of the issuance date in 2000. The preferred stock has an annual dividend rate of 10% payable cumulatively when declared by the Board of Directors of the Company. The cumulative dividend approximates $303,000 at December 31, 1999, and has not been declared by the Board of Directors.

(9)  Pension Plan

     Calumet has a defined contribution plan for employees who are at least 20-1/2 years of age, have been continuously employed at least six months prior to January 1, are less than 65 years of age when first eligible, and execute a salary reduction agreement. On September 1, 1997 the plan was amended whereby, employees could contribute between 1% and 6% of their annual contribution from compensation. Calumet's matching contribution is an amount up to 6% of each participant's annual compensation based on the employees contribution rate. The contributions are held in a trust fund for each participant. The monies are currently invested by the participants in various equity, fixed income, and money market funds. Contributions by Calumet in 1999 were $170,972.

(10) Incentive Compensation Plan

     The Corporation has an incentive compensation plan with a key employee. Under the terms of the plan, the employee was issued 2% of the Company's common stock upon execution of the agreement in 1996 and may earn up to an additional 8% of the Company's common stock in future years based upon the employees achievement of certain defined contributions to the Company. As of December 31, 1999 no additional common stock had been issued to the key employee.

(11) Financial Instruments with Off-Balance Sheet Risk

     Adverse market interest rate changes between the time that a customer receives a rate-lock commitment and the time that a fully-funded mortgage loan is delivered to an investor can erode the value of that mortgage. To mitigate the interest rate risk associated with the origination and sale of mortgage loans, the Company uses forward sales contracts, on a whole loan delivery basis. The forward sales commitments are obtained from FNMA, FHLMC, GNMA and nationally recognized mortgage investors. Use of these contracts protects the value of residential mortgage loans that are being underwritten for future sale to investors in the secondary market. The contractual amounts of off-balance sheet instruments in the form of forward sales commitments at December 31, 1999 were $2,294,000.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes in Consolidated Financial Statements

                               December 31, 1999

(12) Identification of Current Assets and Current Liabilities

     The following schedule reflects the current asset and liability presentation that would be appropriate if the Company prepared a classified balance sheet as of December 31, 1999:

                       Assets

      Cash and short-term investments                           $     380,933
      First mortgage loans held for sale                            1,428,801
      Mortgage servicing rights                                       832,321
      Accounts receivable and other assets                            382,258
                                                                -------------
                 Total current assets                           $   3,024,313
                                                                =============

                    Liabilities

      Warehouse line of credit                                  $   1,322,305
      Current maturities - notes payable to bank                      828,444
      Current maturities - subordinated obligation                    200,000
      Accounts payable and other liabilities                          238,468
                                                                -------------
                 Total current liabilities                      $   2,589,217
                                                                =============

(13) Subsequent Event

     On February 11, 2000, an agreement and Plan of merger was signed by and among Loraca International, Inc., Loraca Acquisition Corporation, The LEXUS COMPANIES, Inc. and the shareholders of the LEXUS COMPANIES, Inc. Under the terms of the agreement, all of the issued and outstanding shares of LEXUS preferred and common stock will be converted into a predetermined number of shares of Loraca common stock and convertible debt. The transaction is pending bank approval and is expected to be completed in April 2000.

                           THE LEXUS COMPANIES, INC.
                                AND SUBSIDIARY

                       Consolidated Financial Statements

                               December 31, 1998

                  (With Independent Auditors' Report Thereon)

                           THE LEXUS COMPANIES, INC.
                                AND SUBSIDIARY

                               Table of Contents

                                                                         Page
Independent Auditors' Report                                               1

Consolidated Balance Sheet                                                 2

Consolidated Statement of Operations                                       3

Consolidated Statement of Shareholders' Equity (Deficit)                   4

Consolidated Statement of Cash Flows                                       5

Notes to Consolidated Financial Statements                                 6

                         Independent Auditors' Report



The Board of Directors
THE LEXUS COMPANIES, INC.:

We have audited the accompanying consolidated balance sheet of THE LEXUS COMPANIES, INC. and subsidiary ("the Company") as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THE LEXUS COMPANIES, INC. and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ KPMG LLP


February 19, 1999

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheet

                               December 31, 1998

                                    Assets
Cash and short-term investments                                                  $        925,004
Accounts receivable                                                                       758,093
First mortgage loans held for sale, net
    at lower of cost or market                                                            466,427
Mortgage servicing rights, net                                                          4,021,396
Covenant not to compete                                                                   376,500
Property and equipment, net                                                                61,124
Other assets                                                                              135,591
                                                                                   --------------

             Total assets                                                        $      6,744,135
                                                                                   ==============

                 Liabilities and Shareholders' Equity (Deficit)

Liabilities:
    Warehouse line of credit                                                     $        451,939
    Notes payable to bank                                                               5,914,442
    Subordinated obligation                                                               600,000
    Accounts payable and other liabilities                                                647,820
                                                                                   --------------

             Total liabilities                                                          7,614,201
                                                                                   --------------

Shareholders' Equity (deficit):
    Preferred stock, $100 par value, 6,737 shares authorized,
      issued and outstanding                                                              673,700
    Common stock, $0.25 par value, 10,000 shares authorized,
      4,900 shares issued and 4,000 shares outstanding                                      1,000
    Additional paid-in capital                                                            414,141
    Accumulated deficit                                                                (1,958,907)
                                                                                   --------------

             Total shareholders' equity (deficit)                                        (870,066)
                                                                                   --------------

    Commitments and contingencies (notes 2 and 11)

             Total liabilities and shareholders' equity (deficit)                $      6,744,135
                                                                                   ==============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                     Consolidated Statement of Operations

                         Year ended December 31, 1998

Income:
    Servicing fees                                                              $  2,209,153
    Loan processing fees                                                             703,678
    Gain on sales of first mortgage loans held for sale                            1,323,808
    Interest                                                                         711,640
    Insurance commissions                                                            480,422
    Appraisal and credit report fees                                                  50,414
    Other                                                                             12,016
                                                                                ------------

             Total income                                                          5,491,131
                                                                                ------------

Expenses:
    Salaries and benefits                                                          1,717,632
    Occupancy                                                                        178,604
    Interest                                                                         635,537
    Mortgage and insurance sales commissions                                         476,791
    Depreciation and amortization of intangible assets                               412,773
    Amortization of mortgage servicing rights                                      1,671,358
    Professional fees                                                                233,620
    Office expenses                                                                  485,813
    Loan expenses                                                                    298,048
    Other                                                                            323,890
                                                                                ------------

             Total expenses                                                        6,434,066
                                                                                ------------

             Loss before income tax benefit                                         (942,935)

Income tax benefit                                                                   367,036
                                                                                ------------

             Net loss                                                           $   (575,899)
                                                                                ============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

           Consolidated Statement of Shareholders' Equity (Deficit)

                         Year ended December 31, 1998

                                                                            Additional
                                                   Preferred      Common      paid-in     Accumulated
                                                     stock        stock       capital        deficit          Total
                                                  -----------   ---------   -----------  -------------   --------------
Balance at December 31, 1997                     $    673,700       1,000       414,141     (1,383,008)        (294,167)

Net loss                                                   --          --            --       (575,899)        (575,899)
                                                 ------------   ---------   -----------  -------------   --------------

Balance at December 31, 1998                     $    673,700       1,000       414,141     (1,958,907)        (870,066)
                                                 ============   =========   ===========  =============   ==============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                     Consolidated Statement of Cash Flows

                         Year ended December 31, 1998

Cash flows from operating activities:
    Net loss                                                                          $      (575,899)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Deferred income tax benefit                                                          (174,950)
        Depreciation and amortization of intangible assets                                    412,773
        Amortization of mortgage servicing rights                                           1,671,358
        Origination of first mortgage loans held for sale                                 (59,046,193)
        Proceeds from sales of first mortgage loans held for sale                          62,158,750
        Gain on sale of first mortgage loans held for sale                                 (1,323,808)
        Changes in assets and liabilities:
          Increase in accounts receivable                                                    (443,497)
          Decrease in other assets                                                             29,724
          Decrease in accounts payable and other liabilities                                 (502,532)
                                                                                      ---------------

             Net cash provided by operating activities                                      2,205,726
                                                                                      ---------------

Cash flows from investing activities:
    Capitalization of mortgage servicing rights                                              (585,273)
    Capital expenditures                                                                      (28,132)
                                                                                      ---------------

             Net cash used in investing activities                                           (613,405)
                                                                                      ---------------

Cash flows from financing activities:
    Net decrease in warehouse line of credit                                               (1,761,395)
    Proceeds from notes payable to bank                                                       428,168
    Payments on notes payable to bank                                                        (138,074)
    Payments on subordinated obligation                                                      (400,000)
    Decrease in holdback reserve                                                             (397,837)
                                                                                      ---------------

             Net cash used in financing activities                                         (2,269,138)
                                                                                      ---------------

             Net decrease in cash and cash equivalents                                       (676,817)

Cash and cash equivalents at beginning of year                                              1,601,821
                                                                                      ---------------

Cash and cash equivalents at end of year                                              $       925,004
                                                                                      ===============

Supplemental disclosures of cash flow information -
    cash paid during the year for interest                                            $       185,859
                                                                                      ===============

See accompanying notes to consolidated financial statements.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998




(1)  Summary of Significant Accounting Policies

     (a)  Business

          THE LEXUS COMPANIES, INC. ("LEXUS" or "Company") was incorporated on December 27, 1993, in the State of Texas to function as a holding company to acquire operating businesses for investment.

          On January 4, 1995, Lexus purchased 100% of the capital stock of Calumet Securities Corporation ("Calumet"), a full-service mortgage banker providing loan origination, loan servicing and insurance services. Calumet was incorporated on January 29, 1932, in the State of Indiana. Calumet engages in business to loan money secured by real property primarily in the Midwestern United States; to act as agent for other persons or corporations in the loaning of money upon real property and to collect the interest and principal of such loans and to perform such other acts and duties incident to such loans as shall be requested of it; and to purchase, own, hold, lease, mortgage, pledge, sell and dispose of real estate on its own behalf or on behalf of others. In addition, Calumet operates an insurance agency which provides homeowners, life, automobile, mortgage protection and other types of personal and commercial insurance products.

     (b)  Basis of Presentation

          The accounting and reporting practices of the Company conform to generally accepted accounting principles. The consolidated financial statement include the accounts and transactions of LEXUS and its subsidiary, Calumet. All material intercompany transactions have been eliminated in consolidation.

          The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  First Mortgage Loans Held for Sale

          First mortgage loans held for sale are stated at the lower of cost or market value on an aggregate basis as determined by outstanding investor commitments or, in the absence of such commitments, current investor yield requirements calculated on an aggregate basis.

     (d)  Mortgage Servicing Rights

          The fair value of mortgage servicing rights for capitalization and impairment measurement purposes is determined based on quoted market prices for comparable transactions, if available, or the present value of expected future cash flows.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998




          Mortgage servicing rights are amortized ratably in relation to the associated net servicing income, over the estimated lives of the serviced loans. The Company evaluates and measures impairment of its servicing rights using stratifications based on the risk characteristics of the underlying loans and management's anticipated prepayment estimates. Management has determined those risk characteristics to include loan type, (i.e., governmental and conventional) term, and interest rate. Impairment when necessary is recognized through a valuation allowance and a charge to operations.

     (e)  Covenant not to Compete and Subordinated Obligation

          The covenant not to compete represents the unamortized cost of an agreement with the previous Calumet shareholders. This amount is being amortized on a straight-line basis over the estimated effective life of the agreements. The terms of the related subordinated obligation require LEXUS to make semiannual payments of approximately $200,000 through January 4, 2000. Each payment is subordinated to the debt payments on notes payable to banks.

     (f)  Property and Equipment

          Property and equipment is stated at cost less accumulated depreciation and amortization. Amortization and depreciation of property and equipment are computed under the straight-line method over the estimated useful life of the respective assets or the remaining term of the related lease for leasehold improvements. Depreciation of computer equipment is computed on an accelerated basis over the estimated useful life of the equipment.

     (g)  Holdback Reserve

          The holdback reserve represents an amount held in escrow relating to an acquisition of servicing rights which is payable to the seller upon completion of the seller's delivery obligations.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998



     (h)  Income Taxes

          The provision for income taxes represents the net change in the deferred tax asset and/or liability balance at enacted statutory rates and income taxes currently payable. Deferred tax assets or liabilities are recognized for the estimated future tax effects attributable to carryforwards and temporary timing differences in the recognition of income and expense for tax and financial reporting purposes. Temporary differences arise from differences in the book versus tax basis of the Company's assets and liabilities which are expected to reverse at some future date.

     (i)  Recognition of Revenues Related to Servicing Mortgage Loans

          Mortgage servicing fee income represents fees earned for servicing first mortgage loans owned by institutional investors. The fees are calculated on the outstanding principal balance of loans serviced. Fees are recorded as income when earned.

     (j)  Sale of Mortgage Loans

          Gains and losses on the sale of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. Discounts from the origination of mortgage loans are deferred and recognized as adjustments to the gain and loss upon sale. Loan origination fees and all direct costs associated with originating or acquiring loans are recognized when received or paid.

     (k)  Recognition of Interest

          Interest is recorded as earned except where collection of interest is not reasonably assured.

     (l)  Insurance Commissions

          Included in accounts receivable and payable are premiums receivable from insureds and related payables to underwriters. These receivables and payables are recorded when the policies are billed. Insurance commissions are recognized when earned.

     (m)  Cash and Cash Equivalents

          For purposes of reporting cash flows, cash and cash equivalents include unrestricted cash on hand and in banks and investments with original maturities of three months or less.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998


(2)  First Mortgage Loans Held for Sale

     Mortgage loans held for sale consist of fixed and adjustable-rate 5- to 30-year mortgage loans secured by 1-4 family residences. At December 31, 1998, the balances were comprised of the following:

                    Government                                                $       178,520
                    Conventional                                                      288,325
                                                                                -------------
                                                                                      466,845
                    Loan discounts, net                                                  (418)
                                                                                -------------
                    First mortgage loans held for sale, net                   $       466,427
                                                                                =============

     In the normal course of business, the Company extends commitments to prospective borrowers to lock interest rates on loans in process ("locks"). At December 31, 1998, the Company had issued locks of approximately $1,759,000 on loans which had not yet closed. To hedge its risk on such locks, the Company obtains commitments to deliver loans, primarily on a best efforts basis, to investors in the secondary market.

(3)  Mortgage Servicing Rights

     The following reflects mortgage servicing rights activity for the year ended December 31, 1998:

          Balance at December 31, 1997                            $       5,107,481

          Additions                                                         585,273
          Amortization of mortgage servicing rights                      (1,671,358)
                                                                    ---------------
          Balance at December 31, 1998                            $       4,021,396
                                                                    ===============

     Capitalized mortgage servicing rights are valued on a quarterly basis, using a third party market value quote. This valuation is performed by stratifying the servicing rights based on loan type, duration and interest rate. The fair value of the capitalized mortgage servicing rights exceeds the recorded book value as of December 31, 1998. No impairment reserve is necessary at December 31, 1998.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998


(4)  Servicing Portfolio

     The Company's mortgage portfolio serviced for institutional investors at December 31, 1998 is as follows (in thousands):

          GNMA                                                 $          99,673
          FHLMC                                                          143,957
          FNMA                                                           174,743
          Others                                                          44,869
                                                                 ---------------

                                                               $         463,242
                                                                 ===============

     Funds held in trust for borrowers and investors of $3,606,000 at December 31, 1998, represent monies collected from borrowers primarily for the payment of real estate taxes and insurance premiums applicable to mortgage loans being serviced as well as principal and interest payments due to the investors. These funds are not included in the Company's consolidated financial statements.

     The Company services mortgage loans in ten states. As of December 31, 1998, the geographic distribution based on the unpaid principal balance of loans serviced (in thousands) was as follows:

                                                                                        Percent of
                                                                       Servicing        servicing
                                                                       portfolio        portfolio
                                                                     -------------    ------------
               Indiana                                             $        286,243            61.8%
               Illinois                                                      78,968            17.0
               Missouri                                                      89,708            19.4
               Kentucky, Michigan, Minnesota, Ohio,
                Virginia, West Virginia, and Wisconsin                        8,323             1.8
                                                                     --------------   -------------
               Total                                               $        463,242           100.0%
                                                                     ==============   =============


(5)  Warehouse Line of Credit

     Calumet has a warehouse line of credit with Bank United of Texas, FSB. The maximum amount of borrowings under this warehouse line is $5,000,000. At December 31, 1998, the outstanding balance was $451,939. The warehouse line is collateralized by first mortgage loans held for sale. Interest on the warehouse line is at the 30-day LIBOR rate plus 2.25% or 7.80% at December 31, 1998.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998


(6)  Notes Payable to Bank

     Notes payable consists of working capital and acquisition loans. Each note requires principal and interest payments over its contractual term. The notes bear interest at a rate of Prime, with a weighted average interest rate at December 31, 1998 of 7.75% reduced by credits received for reciprocal arrangements at the bank. Notes payable maturing over the next five years and thereafter consist of:

               1999                                            $         828,444
               2000                                                      828,444
               2001                                                      828,444
               2002                                                      828,444
               2003                                                      828,444
               2004 and thereafter                                     1,772,222
                                                                ----------------
               Total                                           $       5,914,442
                                                                ================

     The notes payable contain various covenant requirements related to financial results of Calumet. Calumet was in compliance with all debt covenants as of December 31, 1998.

(7)  Income Taxes

     The provision for income taxes (benefit) for the year ended December 31, 1998, is composed of the following:

               Current:
                     Federal                                              $    (141,284)
                     State                                                      (50,802)
                                                                          -------------
                                                                               (192,086)
                                                                          =============

               Deferred:
                     Federal                                                   (148,179)
                     State                                                      (26,771)
                                                                          -------------

                                                                               (174,950)
                                                                          =============

                           Total                                          $    (367,036)
                                                                          =============


     Income tax benefit differs from that computed at the Federal statutory rate of 34% for the year ended December 31, 1998 as follows:

               Tax benefit at statutory rate                                 $      (320,598)
               State tax benefit, net of federal                                     (51,198)
               Other, net                                                              4,760
                                                                               -------------
                     Total                                                   $      (367,036)
                                                                               =============

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998


     The tax effects of temporary differences that give rise to significant portions of the deferred assets and deferred tax liabilities at December 31, 1998 are presented below:

               Gross deferred tax assets:
                     Net operating loss carryforwards                                $        174,950
                     Noncompete agreement                                                     636,750
                     Charitable contributions carryforward                                        390
                                                                                       --------------

                              Total gross deferred tax assets                                 812,090
                                                                                       --------------
               Gross deferred tax liabilities:
                     Purchased mortgage servicing rights                                      452,599
                     Originated mortgage servicing rights                                     236,828
                     Other liabilities                                                         25,511
                                                                                       --------------

                              Total gross deferred tax liabilities                            714,938
                                                                                       --------------

                              Total net deferred tax assets                          $         97,152
                                                                                       ==============

     Management believes that the realization of deferred tax assets at December 31, 1998 are more likely than not, and accordingly, no valuation allowance has been established. The federal net operating loss carryforwards will expire in the tax year ended December 31, 2018. The state net operating loss carryforwards will expire in the tax year ended December 31, 2013.

(8)  Preferred Stock

     The preferred stock is 10% cumulative, convertible at a rate of one share of cumulative convertible preferred stock for each .0808 shares of common stock upon demand by the holder for redemption at par value at any time after the anniversary of the issuance date in 2000. The preferred stock has an annual dividend rate of 10% payable cumulatively when declared by the Board of Directors of the Company. The cumulative dividend approximates $236,000 at December 31, 1998, and has not been declared by the Board of Directors.

(9)  Pension Plan

     Calumet has a defined contribution plan for employees who are at least 20-1/2 years of age, have been continuously employed at least six months prior to January 1, are less than 65 years of age when first eligible, and execute a salary reduction agreement. On September 1, 1997 the plan was amended whereby, employees could contribute between 1% and 6% of their annual contribution from compensation. Calumet's matching contribution is an amount up to 6% of each participant's annual compensation based on the employees contribution rate. The contributions are held in a trust fund for each participant. The monies are currently invested by the participants in various equity, fixed income, and money market funds. Contributions by Calumet in 1998 were $203,580.

                   THE LEXUS COMPANIES, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                               December 31, 1998


(10) Incentive Compensation Plan

     The Corporation has an incentive compensation plan with a key employee. Under the terms of the plan, the employee was issued 2% of the Company's common stock upon execution of the agreement in 1996 and may earn up to an additional 8% of the Company's common stock in future years based upon the employees achievement of certain defined contributions to the Company. As of December 31, 1998 no additional common stock had been issued to the key employee.

(11) Financial Instruments with Off-Balance Sheet Risk

     Adverse market interest rate changes between the time that a customer receives a rate-lock commitment and the time that a fully-funded mortgage loan is delivered to an investor can erode the value of that mortgage. To mitigate the interest rate risk associated with the origination and sale of mortgage loans, the Company uses forward sales contracts, on a whole loan delivery basis. The forward sales commitments are obtained from FNMA, FHLMC, GNMA and nationally recognized mortgage investors. Use of these contracts protects the value of residential mortgage loans that are being underwritten for future sale to investors in the secondary market. The contractual amounts of off-balance sheet instruments in the form of forward sales commitments at December 31, 1998 were $1,759,000.

(12) Identification of Current Assets and Current Liabilities

     The following schedule reflects the current asset and liability presentation that would be appropriate if the Company prepared a classified balance sheet as of December 31, 1998:

                                            Assets
               Cash and short-term investments                                          $      925,004
               First mortgage loans held for sale                                              466,427
               Mortgage servicing rights                                                     1,061,413
               Covenant not to compete                                                         376,500
               Accounts receivable and other assets                                            771,097
                                                                                        --------------
                      Total current assets                                              $    3,600,441
                                                                                        ==============
                                        Liabilities
               Warehouse line of credit                                                 $      451,939
               Current maturities - notes payable to bank                                      828,444
               Current maturities - subordinated obligation                                    400,000
               Accounts payable and other liabilities                                          477,357
                                                                                        --------------
                      Total current liabilities                                         $    2,157,740
                                                                                        ==============

(b)  UNAUDITED PROFORMA CONDENSED CONSOLIDIATED FINANCIAL STATEMENTS.

                          LORACA INTERNATIONAL, INC.


             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


Explanatory Head Note
---------------------

     On April 14, 2000, Loraca issued a Press Release announcing the acquisition of Lexus/Texas and its wholly-owned subsidiary, Calumet. The transaction includes the acquisition of all outstanding shares of Lexus/Texas stock in exchange for 377,778 shares of Loraca voting common stock, par value $0.001 per share, which had a fair market value of $3.75 per share at March 31, 2000 or $1,416,668 at closing, and the issuance of secured floating rate convertible subordinated notes in the principal amount of $2.3 million (the "Notes"), reflecting an aggregate value of $3,716,668.

     The Notes require Loraca's direct subsidiary, Lexus/Washington to pay the $2.3 million of principal in twelve (12) equal consecutive monthly payments of approximately $191,667, with the first payment of principal due on the first day of the nineteenth month subsequent to the March 31, 2000 date of closing or October 1, 2001. The Notes also require the payment of interest on the outstanding principal balance on a quarterly basis from March 31, 2000 to July 1, October 1, and January 1 of each year commencing July 1, 2000, at a rate equal to the prime rate as published in The Wall Street Journal from time-to-time, until the principal balance is paid or the Notes are converted to Loraca common stock. The Notes also include optional and mandatory prepayment provisions, which require Loraca to remit a mandatory prepayment amount equal to 23% of the cumulative amount of proceeds raised in all equity offerings in excess of $5,000,000, or upon 30 days prior notice, Loraca may remit at its option a prepayment of principal in part or in full payment of the outstanding principal balance.

     Additionally, the Note Holders are entitled, at the Holder's option at any time on or before the payment in full of all outstanding principal, to convert the Notes into fully paid and nonassessable shares of Loraca voting common stock at a conversion price equal to the average closing price of Loraca common stock for the 20 consecutive trading days ending on the fifth day preceding the date of conversion. The Notes are subordinated to the scheduled payments of principal and interest created by the senior obligations of Lexus as of the date of closing and is secured by certain intangible assets of Loraca.

     Loraca intends to continue operating Calumet's business and utilizing its Seller/Servicer approvals with Fannie Mae, FHLMC and GNMA to support its emerging business-to-business e-finance mortgage operations, as a platform to fund and service the mortgage loans which Loraca and its subsidiaries originate.

                          LORACA INTERNATIONAL, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                MARCH 31, 2000

                                                                                                                  Pro Forma
                                                                                                                  Condensed
                                                      Consolidated       Consolidated                           Consolidated
                                                       Loraca and      Lexus/Texas and      Pro Forma              Balance
                                                          NMMC             Calumet         Adjustments              Sheet
                                                    ---------------    ---------------    -------------          -----------
Assets
 Cash and cash equivalents                          $         5,053    $       203,075    $           -          $   208,128
 Marketable securities                                    3,852,476                132                -            3,852,608
 Loans receivable held for resale, net                      271,895            348,044                -              619,939
 Prepaid expenses and accounts receivable                   189,344            478,789                -              503,796
                                                                                               (164,337)(2)                -
 Mortgage servicing rights                                        -          3,027,964        2,316,634 (1)        5,344,598
 Furniture, fixtures and equipment, net                      82,003             95,126                -              177,129
 Capitalized leased assets, net                              82,120                  -                -               82,120
 Receivables, other                                         176,314                  -                -              176,314
 Goodwill, net of amortization                              396,831                  -        2,934,162 (1)        3,495,330
                                                                                                164,337 (2)
                                                    ---------------    ---------------                           -----------

Total assets                                        $     5,056,036    $     4,153,130                           $14,459,962
                                                    ===============    ===============                           ===========

Liabilities and Shareholders' Equity
 Warehouse lines of credit                          $       259,925    $       272,518    $           -          $   532,443
 Notes payable to bank                                        8,778          5,106,408                -            5,115,186
 Accounts payable and accrued liabilities                   780,830            308,332                -            1,089,162
 Escrow deposits                                                348                  -                -                  348
 Capitalized lease liabilities                               96,526                  -                -               96,526
 Notes payable to shareholder                               876,514                  -                -              876,514
                                                    ---------------    ---------------                           -----------

Total liabilities                                         2,022,921          5,687,258                             7,710,179
                                                    ---------------    ---------------                           -----------

Floating rate convertible subordinated note                                                   2,300,000 (1)        2,300,000
 payable

Shareholders' equity
  Preferred stock                                                 -            673,700         (673,700)(1)                -
  Common stock                                                7,013              1,000           (1,000)(1)            7,391
                                                                                                    378 (1)
                                                                                                    100 (3)
                                                                                                   (100)(4)
 Additional paid-in capital                               3,401,617            414,141         (414,141)(1)        4,817,907
                                                                                              1,416,290 (1)
                                                                                              1,416,568 (3)
                                                                                             (1,416,568)(4)
 Other accumulated comprehensive income                   2,159,578                  -                -            2,159,578
 Accumulated deficit                                     (2,535,093)        (2,622,969)       2,622,969 (1)       (2,535,093)
                                                    ---------------    ---------------                           -----------

Total shareholders' equity                                3,033,115         (1,534,128)                            4,449,783
                                                    ---------------    ---------------                           -----------

Total liabilities and shareholders' equity          $     5,056,036    $     4,153,130                           $14,459,962
                                                    ===============    ===============                           ===========

See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

                          LORACA INTERNATIONAL, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 2000


                                                                                                              Pro Forma
                                                                                                              Condensed
                                                    Consolidated         Consolidated                        Consolidated
                                                     Loraca and         Lexus/Texas and     Pro Forma         Statements
                                                        NMMC                Calumet        Adjustments       of Operations
                                                  ---------------       ---------------   -------------     ----------------
Revenues
 Servicing fees                                   $             -       $       440,015   $           -     $        440,015
 Loan processing fees                                           -               139,993               -              139,993
 Gains on sales of loans                                   47,734               135,972               -              183,706
 Interest                                                  24,695               117,475               -              142,170
 Insurance commissions                                          -               133,358               -              133,358
 Appraisal and credit report fees                               -                 8,356               -                8,356
 Other                                                          -                     -               -                    -
                                                  ---------------       ---------------                     ----------------

Total revenues                                             72,429               975,169                            1,047,598
                                                  ---------------       ---------------                     ----------------

Expenses
 Interest                                                  26,494               155,034               -              181,528
 Interest on subordinated notes                                 -                     -          49,968 (7)           49,968
 Personnel and sales commission                           500,645               388,212               -              888,857
 General, administration and development                1,033,958               191,435               -            1,225,393
 Amortization of intangible assets                          7,681                12,291          77,462 (5)           97,434
 Amortization of mortgage servicing rights                      -               177,039         129,732 (6)          306,771
                                                  ---------------       ---------------                     ----------------

Total expenses                                          1,568,778               924,011                            2,749,951
                                                  ---------------       ---------------                     ----------------

(Loss) income from operations                          (1,496,349)               51,158                           (1,702,353)
                                                  ---------------       ---------------                     ----------------
Other income (expense)
 Dividends                                                    809                     -               -                  809
 Gain on sale of investments                            1,061,872                     -               -            1,061,872
                                                  ---------------       ---------------                     ----------------
Total other income                                      1,062,681                     -                            1,062,681
                                                  ---------------       ---------------                     ----------------
Net income (loss) before income tax benefit              (433,668)               51,158               -             (639,672)

Deferred tax benefit                                            -                12,233               -               12,233
                                                  ---------------       ---------------                     ----------------

Net income (loss)                                 $      (433,668)      $        63,391               -     $       (627,439)
                                                  ===============       ===============                     ================

Basic and diluted net loss per share (Note 8)     $         (0.06)                                          $          (0.08)
                                                  ===============                                           ================

Weighted average number of shares outstanding           7,012,942                                                  7,390,720
                                                  ===============                                           ================

See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

                          LORACA INTERNATIONAL, INC.
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 1999

                                                                                                                Pro Forma
                                                                                                                Condensed
                                                    Consolidated       Consolidated                           Consolidated
                                                     Loraca and       Lexus/Texas and      Pro Forma          Statements of
                                                        NMMC             Calumet          Adjustments          Operations
                                                  ---------------    ---------------     -------------       ---------------
Revenues
 Servicing fees                                   $             -    $     1,797,173     $           -       $      1,797,173
 Loan processing fees                                           -            671,461                 -                671,461
 Gains on sales of loans                                  113,223            784,531                 -                897,754
 Interest                                                  83,661            721,791                 -                805,452
 Insurance commissions                                          -            489,690                 -                489,690
 Appraisal and credit report fees                               -             36,213                 -                 36,213
 Other                                                          -            131,854                 -                131,854
                                                  ---------------    ---------------                         ----------------
Total revenues                                            196,884          4,632,713                                4,829,597
                                                  ---------------    ---------------                         ----------------
Expenses
 Interest                                                  78,786            661,495                 -                740,281
 Interest on subordinated notes                                 -                  -           184,000 (7)            184,000
 Personnel and sales commission                         1,511,778          1,854,473                 -              3,366,251
 General, administration and development                2,226,575          1,335,992                 -              3,562,567
 Amortization of intangible assets                         56,324            407,502           309,850 (5)            773,676
 Amortization of mortgage servicing rights                      -          1,190,248           685,724 (6)          1,875,972
                                                  ---------------    ---------------                         ----------------
Total expenses                                          3,873,463          5,449,710                               10,502,747
                                                  ---------------    ---------------                         ----------------
Loss from operations                                   (3,676,579)          (816,997)                              (5,673,150)
                                                  ---------------    ---------------                         ----------------
Other income (expense)
 Dividends                                                  5,924                  -                 -                  5,924
 Gain on sale of investments                            2,781,685                  -                 -              2,781,685
                                                  ---------------    ---------------                         ----------------
Total other income                                      2,787,609                  -                                2,787,609
                                                  ---------------    ---------------                         ----------------
Net loss before income tax benefit                       (888,970)          (816,997)                -             (2,885,541)
Deferred tax benefit                                            -             89,547                 -                 89,547
                                                  ---------------    ---------------                         ----------------
Net loss                                          $      (888,970)   $      (727,450)                        $     (2,795,994)
                                                  ===============    ===============                         ================
Basic and diluted net loss per share (Note 8)     $         (0.13)                                           $          (0.38)
                                                  ===============                                            ================
Weighted average number of shares outstanding           7,001,016                                                   7,378,794
                                                  ===============                                            ================

See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

                          LORACA INTERNATIONAL, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                  (UNAUDITED)

The pro forma adjustments to the unaudited condensed consolidated balance sheet and statements of operations are as follows:

1) The issuance of 377,778 shares of Loraca common stock (par value $0.001 per share) at market value of $3.75 per share at March 31, 2000 and consequently $378 of common stock and $1,416,290 of additional paid in capital were reflected and;

     To reflect the issuance of $2.3 million of secured floating rate convertible subordinated notes by Lexus/Washington a wholly owned acquisition subsidiary of Loraca International Inc. In exchange for all the assets and liabilities (at fair value), of Lexus/Texas and its wholly owned subsidiary Calumet, and consequently;

     i) The mortgage servicing rights were increased to its fair value by $2,316,634 to $5,344,598 based on an independent valuation of fair market value;

     ii) Goodwill of $2,934,162 was recognized representing the excess in purchase price over the net assets acquired;

     iii) 6,737 shares of preferred stock (par value $100 per share) in the amount of $673,700 in Lexus/Texas were retired;

     iv) 4,000 shares of common stock (par value $0.25 per share) in the amount of $1,000 in Lexus/Texas were retired;

     v)   Additional paid in capital in Lexus/Texas of $414,141 was eliminated;

     vi)  Accumulated deficit of $2,622,969 in Lexus/Texas was eliminated.


2) Transaction expenses, including legal, accounting, printing and other costs, relating to the merger of $164,337 was recorded as goodwill.

3) Loraca's wholly-owned acquisition subsidiary, Lexus/Washington, issued 100,000 shares of common stock (par value $0.001) to Loraca International, Inc in exchange for the assets and liabilities of Lexus/Texas and its wholly owned subsidiary Calumet, and consequently $ 100 of common stock and $1,416,568 of additional paid in capital was recognized by Lexus/Washington.

4) To eliminate common stock and additional paid in capital of Lexus/Washington, the wholly owned acquisition subsidiary of Loraca.

                          LORACA INTERNATIONAL, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                  (UNAUDITED)

5) To reflect the amortization of goodwill related to the acquisition of Lexus/Texas, assuming a ten year life, for the year ended December 31, 1999 and for the three months ended March 31, 2000.

6) To reflect additional amortization on the fair value adjustment to the mortgage servicing rights, amortized ratably in relation to the associated net servicing income, over the estimated lives of the serviced loans, for the year ended December 31, 1999 and for the three months ended March 31, 2000.

7) To reflect interest expense, assuming a weighted average prime rate of interest associated to the $2.3 million secured floating rate convertible subordinated notes for the year ended December 31, 1999 and for the three months ended March 31, 2000.

8) The impact of the conversion associated to the secured floating rate convertible subordinated notes payable, has not been reflected in diluted loss per share, as the effect is antidilutive due to the net loss position of the consolidated entities.

(c)  EXHIBITS.

The following exhibits are incorporated by reference to exhibits previously filed with the Commission.

Exhibits.  Description.
--------   -----------

2.1*      Agreement and Plan of Merger dated as of February 11, 2000 by and among Loraca International, Inc., Loraca Acquisition Corp., The Lexus Companies, Inc. and the Shareholders of The Lexus Companies, Inc.

2.2**     Amendment to Agreement and Plan of Merger.

23.1      Consent of Independent Auditors

99.1**    Press Release dated April 14, 2000.


* Incorporated by reference to the Company's Report on Form 8-K filed February 28, 2000.


** Incorporated by reference to the Company's Report on Form 8-K filed April 14, 2000.



ITEM 8.  CHANGE IN FISCAL YEAR

         None

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS

         None

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                           LORACA INTERNATIONAL, INC.



                           By:  /s/ Bernard A. Guy
                               ----------------------
                               Bernard A. Guy
                               President



     Date:  June 13, 2000

                                 EXHIBIT INDEX

2.1*      Agreement and Plan of Merger dated as of February 11, 2000 by and among Loraca International, Inc., Loraca Acquisition Corp., The Lexus Companies, Inc. and the Shareholders of The Lexus Companies, Inc.

2.2**     Amendment to Agreement and Plan of Merger.

23.1      Consent of Independent Auditors.

99.1**    Press Release dated April 14, 2000.


* Incorporated by reference to the Company's Report on Form 8-K filed February 28, 2000.


** Incorporated by reference to the Company's Report on Form 8-K filed April 14, 2000.